As filed with the Securities and Exchange Commission on October 30, 2009

Registration No. 333-148026

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	6035	34-1803915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Small

Chairman, President and Chief Executive Officer

First Defiance Financial Corp.

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

(Address, including ZIP Code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly J. Schaefer, Esq.

Vorys, Sater, Seymour and Pease LLP

221 E. Fourth Street

Suite 2000, Atrium Two

Cincinnati, Ohio 45202

(513) 723-4000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement (333-148026) with respect to the acquisition of Pavilion Bancorp, Inc. (“Pavilion”) by First Defiance Financial Corp. (“First Defiance”). Pursuant to that Registration Statement, 1,100,000 shares of First Defiance’s common stock were registered.

On March 14, 2008, First Defiance completed the acquisition of Pavilion as contemplated by the terms and conditions of the Agreement and Plan of Merger dated October 2, 2007 and as amended on January 21, 2008, by and between First Defiance and Pavilion (the “Agreement”). First Defiance issued a total of 1,039,155 shares of its common stock to the shareholders of Pavilion. No further shares of First defiance common stock will be issued in connection with the acquisition. Therefore, pursuant to the undertakings contained in this Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering, First Defiance is filing this Post-Effective Amendment to the Registration Statement to deregister the remaining 60,845 shares of First Defiance’s common stock previously registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on October 29, 2009.

First Defiance Financial Corp.

By:	/s/ WILLIAM J. SMALL
William J. Small, Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 2009.

By	/s/ WILLIAM J. SMALL	By	/s/ DONALD P. HILEMAN
	William J. Small, Chairman, President and Chief Executive Officer		Donald P. Hileman, Executive Vice President, Chief Financial Officer and Principal Accounting Officer

By	/s/ JAMES L. ROHRS	By	/s/ STEPHEN L. BOOMER
	James L. Rohrs, Director, Executive Vice President		Stephen L. Boomer, Director, Vice Chairman

By		By	/s/ DOUGLAS A. BURGEI
	John L. Bookmyer, Director		Dr. Douglas A. Burgei, Director

By	/s/ PETER A. DIEHL	By	/s/ JEAN A. HUBBARD
	Peter A. Diehl, Director		Jean A. Hubbard, Director

By	/s/ DWAIN I. METZGER	By
	Dwain I. Metzger, Director		Barb A. Mitzel, Director

By		By
	Samuel S. Strausbaugh, Director		Thomas A. Voigt, Director